UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022
________________________
BALLY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.
On February 24, 2022, Bally's Corporation (“Bally's”) published a press release to report its financial results for the fourth quarter and year ended December 31, 2021. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.
During the fourth quarter of 2021, Bally's updated its reporting segments to better align with its strategic growth initiatives in light of recent and pending acquisitions. The growth and diversification achieved through Bally’s recent and pending acquisitions has resulted in a change in the way Bally’s chief operating decision maker makes operating decisions, assesses the performance of the business and allocates resources. As a result, Bally's realigned its operating segments and determined it had three reportable segments: Casinos & Resorts, North America Interactive and International Interactive. Bally's conducts its business through these reportable segments and reports revenue and operating expenses associated with these reportable segments in its consolidated statements of operations.

The Casinos & Resorts reportable segment includes: Bally’s Twin River Lincoln Casino Resort, Bally’s Tiverton Casino & Hotel, Bally’s Dover Casino Resort, Bally’s Atlantic City Casino Resort, Bally’s Evansville Casino & Hotel, Hard Rock Hotel & Casino Biloxi, Bally’s Vicksburg Casino, Bally’s Kansas City Casino, Bally’s Black Hawk North Casino, Bally’s Black Hawk West Casino, Bally’s Black Hawk East Casino, Bally’s Shreveport Casino & Hotel, Bally’s Lake Tahoe Casino Resort, Bally’s Quad Cities Casino & Hotel and Bally’s Arapahoe Park.

The North America Interactive reportable segment includes the Business-to-Consumer and Business-to-Business ("B2B") results of Bally's Interactive and other B2B interactive operations.

The International Interactive reportable segment includes non-North American operations of Gamesys Group, Plc.

The “Other” category includes interest expense for Bally's and certain unallocated corporate operating expenses and other adjustments, including eliminations of transactions among segments, to reconcile to Bally’s consolidated results.

The main key performance indicator used in managing Bally's business and evaluating segment performance is adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure. Adjusted EBITDA is defined as earnings for Bally's, or where noted its reporting segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, share-based compensation, and certain other gains or losses, as well as, when presented for reporting segments, an adjustment related to the allocation of corporate cost among segments. The changes in the reportable segment structure discussed above affect only the manner in which Bally's reportable segments were previously reported.

Exhibit 99.2 of this Current Report on Form 8-K provides a summary of Bally's segment operating results and Adjusted EBITDA for the years ended December 31, 2020 and 2019 and the quarterly periods ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2020, as if the segments had been reported under this new reportable segment structure. Consolidated results remain unchanged. Beginning with the quarter ended December 31, 2021, the consolidated financial statements will reflect the new reportable segment structure with the prior periods adjusted to conform to the new presentation. The recast segment information is included as Exhibit 99.2.

Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, does not restate Bally's previously reported consolidated financial statements for any period, nor does it reflect any subsequent information or events, other than as required to reflect the change in segments as described above. Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, should be read in conjunction with Bally's Annual Report on Form 10-K for the years ended December 31, 2020 and 2019 and Bally's interim filings for such years with the Securities and Exchange Commission.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and Exhibit 99.2 attached hereto, is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Bally's Corporation dated February 24, 2022
99.2	Recast Segment Information of Bally's Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: February 24, 2022